UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 18, 2023
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DANAHER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
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Delaware		001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue, NW			20037-1701
Suite 800W
Washington,	DC
(Address of Principal Executive Offices)			(Zip Code)
202-828-0850
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	DHR	New York Stock Exchange
5.00% Mandatory Convertible Preferred Stock, Series B, without par value	DHR.PRB	New York Stock Exchange
1.700% Senior Notes due 2024	DHR 24	New York Stock Exchange
0.200% Senior Notes due 2026	DHR/26	New York Stock Exchange
2.100% Senior Notes due 2026	DHR 26	New York Stock Exchange
1.200% Senior Notes due 2027	DHR/27	New York Stock Exchange
0.450% Senior Notes due 2028	DHR/28	New York Stock Exchange
2.500% Senior Notes due 2030	DHR 30	New York Stock Exchange
0.750% Senior Notes due 2031	DHR/31	New York Stock Exchange
1.350% Senior Notes due 2039	DHR/39	New York Stock Exchange
1.800% Senior Notes due 2049	DHR/49	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01	REGULATION FD DISCLOSURE
During the fourth quarter of 2022, changes in Danaher Corporation’s (“Danaher” or the “Company”) internal organization resulting from the rate of growth within certain of the Company’s businesses in the former Life Sciences segment resulted in changes in the composition of the Company’s reportable segments. On January 18, 2023, the Company made available in the Investor Relations section of www.danaher.com, under the heading “Financial Reports”, unaudited historical financial data that has been recast to reflect the four business segments that constitute the Company’s new segment reporting structure: Biotechnology; Life Sciences; Diagnostics; and Environmental & Applied Solutions. The Company previously reported its operations under three business segments: Life Sciences; Diagnostics; and Environmental & Applied Solutions. The Company’s Annual Report on Form 10-K for the year ended December 31, 2022 will also reflect this new segment reporting structure.
The change in segment reporting will be reflected retrospectively, but in no way revises or restates any Consolidated Statements of Earnings, Consolidated Balance Sheets, Consolidated Statements of Shareholders’ Equity or Consolidated Statements of Cash Flows for the Company for any period previously filed with the U.S. Securities and Exchange Commission.
Below are descriptions of the two new segments, Biotechnology and Life Sciences, which together previously constituted the former Life Sciences segment.
Biotechnology
The Biotechnology segment includes the Company’s bioprocessing and discovery and medical businesses.
Bioprocessing — The bioprocessing business is a leading provider of technologies, consumables, services and solutions that advance, accelerate and integrate the development and manufacture of therapeutics. These therapeutics include protein-based and other biological therapies as well as a new emerging class of highly-targeted therapies such as cell and gene therapies, nucleic acid-based therapies, and others requiring viral vectors and lipid nanoparticles in their manufacture. The business offers tools, solutions and services to support biomanufacturers across their workflows from the earliest stages of process development to large scale commercial and turn-key manufacturing. The bioprocessing business’ offering includes cell line and cell culture media development services; cell culture media, process liquids and buffers for manufacturing, chromatography resins, filtration technologies, aseptic fill finish, as well as single-use hardware and consumables and services such as the design and installation of full manufacturing suites. The bioprocessing business’ offering in data connectivity and automation, advanced process training, process development services and equipment services for maintaining continuous performance, all help to ensure customers’ processes are optimized and compliant. Typical users of these products and services include pharmaceutical and biopharmaceutical companies, translational medicine institutions, biotechnology companies and contract manufacturing organizations.
Discovery and Medical — The discovery and medical business is a leading provider of solutions to accelerate biotherapeutic research and discovery through high quality sample preparation, and reliable diagnostic assays in addition to ensuring sterility and safety in medical liquids and gasses. The business provides solutions and technologies for: lab filtration, separation, and purification; lab-scale protein purification and analytical tools to support bio-molecular analysis, identification, and characterization; reagents, membranes and services for diagnostic and assay development; and healthcare filtration solutions for drug delivery and patient care that help minimize patient risk from viral infections in clinical settings. Typical users of these products include professionals in the areas of academic, translational and commercial research, medical diagnostics, clinical care and biopharmaceutical development.
The businesses in Danaher’s Biotechnology segment market their products and services under several key brands including CYTIVA and PALL.
Life Sciences
The Life Sciences segment consists of the following businesses:
Flow Cytometry, Genomics, Lab Automation, Centrifugation, Particle Counting and Characterization—The business offers workflow instruments and consumables that help researchers analyze genomic, protein and cellular information. Key product areas include sample preparation equipment such as centrifugation and consumables; liquid handling automation instruments and associated consumables; flow cytometry instrumentation and associated antibodies and reagents; particle counting and characterization instrumentation; and genomic sample preparation. Researchers use these products to study biological function in the pursuit of basic research, as well as therapeutic and diagnostic development. Typical users include pharmaceutical and biotechnology companies, universities, medical schools and research institutions and in some cases industrial manufacturers.

Mass Spectrometry—The mass spectrometry business is a leading global provider of high-end mass spectrometers as well as related consumables, software and services. Mass spectrometry is a technique for identifying, analyzing and quantifying elements, chemical compounds and biological molecules, individually or in complex mixtures. The mass spectrometers utilize various combinations of quadrupole, time-of-flight and ion trap technologies. The business’ mass spectrometer systems and related products are used in numerous applications such as drug discovery and clinical development of therapeutics as well as in basic research, clinical testing, food and beverage quality testing and environmental testing. The business’ global services network provides implementation, validation, training and maintenance to support customer installations around the world. Typical users of these mass spectrometry and related products include molecular biologists, bioanalytical chemists, toxicologists and forensic scientists as well as quality assurance and quality control technicians. The business also provides high-performance bioanalytical measurement systems, including capillary electrophoresis instruments, associated reagents, software and services. Typical users of these capillary electrophoresis instruments and related products are bioanalytical chemists and quality control technicians engaged in the development and manufacture of new biotherapeutics.
Microscopy—The microscopy business is a leading global provider of professional microscopes designed to capture, manipulate and preserve images and enhance the user’s visualization and analysis of microscopic structures. The Company’s microscopy products include laser scanning (confocal) microscopes, compound microscopes and related equipment, surgical and other stereo microscopes and specimen preparation products for electron microscopy. Typical users of these products include research, medical and surgical professionals operating in research and pathology laboratories, academic settings and surgical theaters.
Industrial Filtration—The filtration, separation and purification technologies business is a leading provider of products used to remove solid, liquid and gaseous contaminants from a variety of liquids and gases in industrial settings, primarily through the sale of filtration consumables and to a lesser extent systems that incorporate filtration consumables and associated hardware. The business’ core materials and technologies can be applied in many ways to solve complex fluid separation challenges, and are sold across a wide array of applications. Virtually all of the raw materials, process fluids and waste streams that are found in industry are candidates for multiple stages of filtration, separation and purification. In addition, most of the machines used in complex production processes require filtration to protect sensitive parts from degradation due to contamination. The business’ technologies enhance the quality and efficiency of manufacturing processes and prolong equipment life in applications such as microelectronics, aircraft, oil refineries, power generation turbines, petrochemical plants and food and beverage plants. Within these segments, demand is driven by end-users and original equipment manufacturers seeking to improve product performance, increase production and efficiency, reduce operating costs, extend the life of their equipment, conserve water and meet environmental regulations. The business also serves the filtration needs of the food and beverage markets, helping customers ensure the quality and safety of their products while lowering operating costs and minimizing waste.
Genomic Consumables—The genomic consumables businesses are leading providers of custom nucleic acid products for the life sciences industry, primarily through the manufacture of custom DNA and RNA oligonucleotides and gene fragments utilizing a proprietary manufacturing ecosystem. The businesses have developed proprietary technologies for genomics applications such as next generation sequencing, CRISPR genome editing, qPCR, and RNA interference. Additionally, the businesses are a leading manufacturer of high-quality plasmid DNA, RNA and proteins. These products are used in the research, development and manufacture of gene and cell therapies, DNA and RNA vaccines and gene editing technologies. Typical users of these products include professionals in the areas of academic and commercial research, agriculture, medical diagnostics, pharmaceutical development, biotechnology companies and research institutions across discovery, clinical and commercial applications.
The businesses in Danaher’s Life Sciences segment market their products and services under key brands including ALDEVRON, BECKMAN COULTER, IDT, LEICA MICROSYSTEMS, MOLECULAR DEVICES, PALL, PHENOMENEX and SCIEX.
The Diagnostics and Environmental & Applied Solutions businesses remain unchanged from the discussion in the Company’s Annual Report on Form 10-K for the year ending December 31, 2021.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

Date:	January 18, 2023	By:	/s/ Matthew R. McGrew
Matthew R. McGrew
Executive Vice President and Chief Financial Officer